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                                                                     EXHIBIT 4.1


                                   OPTi INC.

                      1995 NONSTATUTORY STOCK OPTION PLAN

       1. Purposes of the Plan. The purposes of this Stock Option Plan are:
          ---------------------

       . to attract and retain the best available personnel for positions of substantial responsibility,

       .  to provide additional incentive to Employees and Consultants, and

       .  to promote the success of the Company's business.

All options granted under the Plan shall be Nonstatutory Stock Options.

       2. Definitions. As used herein, the following definitions shall apply:
          ------------

          (a) "Administrator" means the Board or any of its Committees as shall
               -------------
be administering the Plan, in accordance with Section 4 of the Plan.

          (b) "Board" means the Board of Directors of the Company.
               -----

          (c) "Code" means the Internal Revenue Code of 1986, as amended.
               ----

          (d) "Committee" means a Committee appointed by the Board in accordance
               ---------
with Section 4 of the Plan.

          (e) "Common Stock" means the Common Stock of the Company.
               ------------

          (f) "Company" means OPTi Inc., a California corporation.
               -------

          (g) "Consultant" means any person, including an advisor, engaged by
               ----------
the Company or a Parent or Subsidiary to render services and who is compensated for such services, provided that the term "Consultant" shall not include Directors.

          (h) "Continuous Status as an Employee or Consultant" means that the
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employment or consulting relationship is not interrupted or terminated by the
Company, any Parent or Subsidiary. Continuous Status as an Employee or Consultant shall not be considered interrupted in the case of: (i) any leave of absence approved by the Board, including sick leave, military leave, or any other personal leave; or (ii) transfers between locations of the Company or between the Company, its Parent, its Subsidiaries or its successor.

          (i) "Director" means a member of the Board.
               --------

          (j) "Disability" means total and permanent disability as defined in
               ----------
Section 22(e)(3) of the Code.
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          (k) "Employee" means any person (except Officers and Directors)
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employed by the Company or any Parent or Subsidiary of the Company.

          (l) "Exchange Act" means the Securities Exchange Act of 1934, as
               ------------
amended.

          (m) "Fair Market Value" means, as of any date, the value of Common
               -----------------
Stock determined as follows:

              (i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation ("Nasdaq") System, the Fair Market Value of a Share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such system or exchange (or the exchange with the greatest volume of trading in Common Stock) on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

              (ii) If the Common Stock is quoted on the Nasdaq System (but not on the National Market System thereof) or is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

              (iii) In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Administrator.

          (n) "Nonstatutory Stock Option" means an Option not intended to
               -------------------------
qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

          (o) "Officer" means a person who is an officer of the Company within
               -------
the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

          (p) "Option" means a stock option granted pursuant to the Plan.
               ------

          (q) "Option Agreement" means a written agreement between the Company
               ----------------
and an Optionee evidencing the terms and conditions of an individual Option grant. The Option Agreement is subject to the terms and conditions of the Plan.

          (r) "Optioned Stock" means the Common Stock subject to an Option.
               --------------

          (s) "Optionee" means an Employee or Consultant who holds an
               --------
outstanding Option.

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          (t) "Parent" means a "parent corporation", whether now or hereafter
               ------
existing, as defined in Section 424(e) of the Code.

          (u) "Plan" means this 1995 Nonstatutory Stock Option Plan.
               ----

          (v) "Share" means a share of the Common Stock, as adjusted in
               -----
accordance with Section 12 of the Plan.

          (w) "Subsidiary" means a "subsidiary corporation", whether now or
               ----------
hereafter existing, as defined in Section 424(f) of the Code.

       3. Stock Subject to the Plan. Subject to the provisions of Section 12 of
          --------------------------
the Plan, the maximum aggregate number of Shares which may be optioned and sold under the Plan is two million five hundred thousand (2,500,000) Shares. The Shares may be authorized, but unissued, or reacquired Common Stock.

          If an Option expires or becomes unexercisable without having been exercised in full, or is surrendered pursuant to an Option Exchange Program, the unpurchased Shares that were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated).

       4. Administration of the Plan.
          ---------------------------

          (a) Procedure. The Plan shall be administered by (A) the Board or (B)
              ----------
a committee designated by the Board. Once appointed, such Committee shall serve in its designated capacity until otherwise directed by the Board. The Board may increase the size of the Committee and appoint additional members, remove members (with or without cause) and substitute new members, fill vacancies (however caused), and remove all members of the Committee and thereafter directly administer the Plan, all to the extent permitted by applicable laws.

          (b) Powers of the Administrator. Subject to the provisions of the
              ----------------------------
Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:

              (i) to determine the Fair Market Value of the Common Stock, in accordance with Section 2(m) of the Plan;

              (ii) to select the Consultants and Employees to whom Options may be granted hereunder;

              (iii) to determine whether and to what extent Options or any combination thereof, are granted hereunder;

              (iv) to determine the number of shares of Common Stock to be covered by each Option granted hereunder;

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              (v)    to approve the form(s) of agreement for use under the Plan;

              (vi) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Options may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Option or the shares of Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

              (vii) to construe and interpret the terms of the Plan and awards granted pursuant to the Plan;

              (viii) to prescribe, amend and rescind rules and regulations relating to the Plan;

              (ix) to modify or amend each Option (subject to Section 14(b) of the Plan);

              (x) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Option previously granted by the Administrator;

              (xi) to determine the terms and restrictions applicable to Options; and

              (xii) to make all other determinations deemed necessary or advisable for administering the Plan.

          (c) Effect of Administrator's Decision. The Administrator's decisions,
              -----------------------------------
determinations and interpretations shall be final and binding on all Optionees and any other holders of Options.

       5. Eligibility. Nonstatutory Stock Options may be granted under this Plan
          ------------
only to Employees and Consultants. If otherwise eligible, an Employee or Consultant who has been granted an Option may be granted additional Options.

       6. No Right of Employment. Neither the Plan nor any Option shall confer
          -----------------------
upon an Optionee any right with respect to continuing the Optionee's employment or consulting relationship with the Company, nor shall they interfere in any way with the Optionee's right or the Company's right to terminate such employment at any time, with or without cause.

       7. Term of Plan. The Plan shall become effective upon its adoption by the
          -------------
Board. It shall continue in effect for a term of ten (10) years unless terminated earlier under Section 14 of the Plan.

       8. Term of Option. The term of each Option shall be stated in the Option
          ---------------
Agreement.

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       9. Option Exercise Price and Consideration.
          ----------------------------------------

          (a) Exercise Price. The per share exercise price for the Shares to be
              ---------------
issued pursuant to exercise of an Option shall be determined by the Administrator.

          (b) Waiting Period and Exercise Dates. At the time an Option is
              ----------------------------------
granted, the Administrator shall fix the period within which the Option may be exercised and shall determine any conditions which must be satisfied before the Option may be exercised. In so doing, the Administrator may specify that an Option may not be exercised until the completion of a service period.

          (c) Form of Consideration. The Administrator shall determine the
              ----------------------
acceptable form of consideration for exercising an Option, including the method of payment. Such consideration may consist entirely of:

              (i)    cash;

              (ii)   check;

              (iii) other Shares which (A) in the case of Shares acquired upon exercise of an option, have been owned by the Optionee for more than six months on the date of surrender, and (B) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised;

              (iv) delivery of a properly executed notice of exercise, together with such other documentation as the Administrator and the broker, if applicable, shall require to effect an exercise of the Option and delivery to the Company of the sale or loan proceeds required to pay the exercise price;

              (v)    any combination of the foregoing methods of payment; or

              (vi) such other consideration and method of payment for the issuance of Shares to the extent permitted by applicable laws.

      10. Exercise of Option.
          -------------------

          (a) Procedure for Exercise; Rights as a Shareholder. Any Option
              ------------------------------------------------
granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as are determined by the Administrator and set forth in the Option Agreement. An Option shall be deemed exercised when the Company receives: (i) an executed written notice of exercise from the person entitled to exercise the Option, (ii) full payment for the Shares with respect to which the Option is being exercised, and (iii) full payment for any federal, state and local tax withholding obligations and fees arising from the exercise of the Option. Full payment may consist of any consi-

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deration and method of payment authorized by the Administrator and permitted by the Option Agreement and the Plan, except that federal, state and local tax withholding obligations and fees must be paid by cash or check. Shares issued upon exercise of an Option shall be issued in the name of the Optionee or, if requested by the Optionee, in the name of the Optionee and his or her spouse. Until the stock certificate evidencing such Shares is issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such stock certificate promptly after the Option is exercised and full payment is made. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 12 of the Plan.

          (b) Effect of Exercise on Shares Available. Exercising an Option in
              ---------------------------------------
any manner shall decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

          (c) No Fractional Shares. An Option may not be exercised for a
              ---------------------
fraction of a Share.

          (d) Exercise Following Termination.
              -------------------------------

              (i) Termination of Employment or Consulting Relationship. In the
                  -----------------------------------------------------
event that an Optionee's Continuous Status as an Employee or Consultant terminates (but not in the event of a change of status from Employee to Consultant or from Consultant to Employee), other than upon the Optionee's death or Disability, the Optionee may exercise his or her Option, but only within three months from the date of termination (or within such lesser period as may be specified in the Option Agreement), and only to the extent that the Optionee was entitled to exercise it at the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). If, at the date of termination, the Optionee is not entitled to exercise his or her entire Option, the Shares covered by the unexercisable portion of the Option shall immediately revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified by the Administrator, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

              (ii) Disability of Optionee. In the event that an Optionee's
                   -----------------------
Continuous Status as an Employee or Consultant terminates as a result of the Optionee's Disability, the Optionee may exercise his or her Option at any time within six (6) months from the date of such termination (or within such lesser period as may be specified in the Option Agreement), but only to the extent that the Optionee was entitled to exercise it at the date of such termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). If, at the date of termination, the Optionee is not entitled to exercise his or her entire Option, the Shares covered by the unexercisable portion of the Option shall immediately revert to the Plan. If, after termination, the Optionee does

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not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

              (iii) Death of Optionee. In the event of the death of an Optionee,
                    ------------------
the Option may be exercised at any time within twelve (12) months (or within such lesser period as may be specified in the Option Agreement) following the date of death (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement), by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent that the Optionee was entitled to exercise the Option at the date of death. If, at the time of death, the Optionee was not entitled to exercise his or her entire Option, the Shares covered by the unexercisable portion of the Option shall immediately revert to the Plan. If, after death, the Optionee's estate or a person who acquired the right to exercise the Option by bequest or inheritance does not exercise the Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

      11. Non-Transferability of Options. An Option may not be sold, pledged,
          -------------------------------
assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee.

      12. Adjustments Upon Changes in Capitalization, Dissolution, Merger, Asset
          ----------------------------------------------------------------------
          Sale or Change of Control.
          --------------------------

          (a) Changes in Capitalization. The number of shares of Common Stock
              --------------------------
covered by each outstanding Option, and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, as well as the price per share of Common Stock covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option.

          (b) Dissolution or Liquidation. In the event of the proposed
              ---------------------------
dissolution or liquidation of the Company, to the extent that an Option has not been previously exercised, it will terminate immediately prior to the consummation of such proposed action. The Board may, in the exercise of its sole discretion in such instances, declare that any Option shall terminate as of a date

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fixed by the Board and give each Optionee the right to exercise his or her
Option as to all or any part of the Optioned Stock, including Shares as to which the Option would not otherwise be exercisable.

          (c) Merger or Asset Sale. Subject to the provisions of paragraph (d)
              ---------------------
hereof, in the event of a merger of the Company with or into another corporation, or the sale of substantially all of the assets of the Company (i) each outstanding Option may be assumed or an equivalent option or right may be substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. If the Option is not assumed or substituted, the Administrator shall provide that (a) the Optionee shall have the right to exercise the Option as to all or a portion of the Optioned Stock, including Shares as to which it would not otherwise be exercisable. If the Administrator makes an Option fully exercisable in the event of a merger or sale of assets, the Administrator shall notify the Optionee that the Option shall be fully exercisable for a specified period from the date of such notice, and the Option will terminate upon the expiration of such period. If the Option is to terminate, the Administrator shall notify the Optionee, which notice shall be given at least 15 days prior to the date the merger or sale of assets is consummated. For the purposes of this paragraph, the Option shall be considered assumed if, following the merger or sale of assets, the option or right confers the right to purchase, for each Share of Optioned Stock subject to the Option immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or sale of assets was not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option, for each Share of Optioned Stock subject to the Option, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or sale of assets.

          (d) Change in Control. In the event of a "Change in Control" of the
              ------------------
Company, as defined in paragraph (e) below, then the following acceleration and valuation provisions shall apply:

              (i) Except as otherwise determined by the Board, in its discretion, prior to the occurrence of a Change in Control, any Options outstanding on the date such Change in Control is determined to have occurred that are not yet exercisable and vested on such date shall become fully exercisable and vested;

              (ii) Except as otherwise determined by the Board, in its discretion, prior to the occurrence of a Change in Control, all outstanding Options, to the extent they are exercisable and vested (including Options that shall become exercisable and vested pursuant to subparagraph (i) above), shall be terminated in exchange for a cash payment equal to the Change in Control Price, (reduced by the exercise price applicable to such Options). These cash proceeds shall be paid to the Optionee or, in the event of death of an Optionee prior to

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payment, to the estate of the Optionee or to a person who acquired the right to exercise the Option by bequest or inheritance.

          (e) Definition of "Change in Control". For purposes of this Section
              ----------------------------------
12, a "Change in Control" means the happening of any of the following:

              (i) When any "person," as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, a Subsidiary or a Company employee benefit plan, including any trustee of such plan acting as trustee) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange
Act), directly or indirectly, of securities of the Company representing more than twenty-five percent (25%) of the combined voting power of the Company's then outstanding securities entitled to vote generally in the election of directors; or

              (ii) A merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least seventy-five percent (75%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the shareholders of the Company approve an agreement for the sale or disposition by the Company of all or substantially all the Company's assets; or

              (iii) A change in the composition of the Board of Directors of the Company occurring within a two-year period, as a result of which fewer than a majority of the directors are Incumbent Directors. "Incumbent Directors" shall mean directors who either (A) are directors of the Company as of the date the Plan is approved by the shareholders, or (B) are elected, or nominated for election, to the Board of Directors of the Company with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but shall not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company).

          (f) Change in Control Price. For purposes of this Section 12, "Change
              ------------------------
in Control Price" shall be, as determined by the Board, (i) the highest Fair Market Value of a Share within the 60 day period immediately preceding the date of determination of the Change in Control Price by the Board (the "60-Day Period"), or (ii) the highest price paid or offered per Share, as determined by the Board, in any bona fide transaction or bona fide offer related to the Change in Control of the Company, at any time within the 60-Day Period, or (iii) some lower price as the Board, in its discretion, determines to be a reasonable estimate of the fair market value of a Share.

      13. Date of Grant. The date of grant of an Option shall be, for all
          --------------
purposes, the date on which the Administrator makes the determination granting such Option, or such other later date as is

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determined by the Administrator. Notice of the determination shall be provided to each Optionee within a reasonable time after the date of such grant.

      14. Amendment and Termination of the Plan.
          --------------------------------------

           (a) Amendment and Termination. The Board may at any time amend,
               --------------------------
alter, suspend or terminate the Plan.

           (b) Effect of Amendment or Termination. No amendment, alteration,
               -----------------------------------
suspension or termination of the Plan shall impair the rights of any Optionee, unless mutually agreed otherwise between the Optionee and the Administrator, which agreement must be in writing and signed by the Optionee and the Company.

      15. Conditions Upon Issuance of Shares.
          -----------------------------------

           (a) Legal Compliance. Shares shall not be issued pursuant to the
               -----------------
exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange or quotation system upon which the Shares may then be listed or quoted, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

           (b) Investment Representations. As a condition to the exercise of an
               ---------------------------
Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

      16. Liability of Company.
          ---------------------

           (a) Inability to Obtain Authority. The inability of the Company to
               ------------------------------
obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

           (b) Grants Exceeding Allotted Shares. If the Optioned Stock covered
               ---------------------------------
by an Option exceeds, as of the date of grant, the number of Shares which may be issued under the Plan without additional shareholder approval, such Option shall be void with respect to such excess Optioned Stock.

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      17. Reservation of Shares. The Company, during the term of this Plan, will
          ----------------------
at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

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